Exhibit 99.1
                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


 In connection with the Annual Report on Form 10-K of Sport Supply Group, Inc., (the "Company") for the fiscal year ended March 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Geoffrey P. Jurick, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of Section 13(a) or Section15(d) of the Securities Exchange Act of 1934 as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


 Date: July 11, 2003
                                    By: /s/ Geoffrey P. Jurick
                                    --------------------------
                                    Geoffrey P. Jurick
                                    Chief Executive Officer



 This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

 A signed original of this written statement required by section 906 has been provided to Sport Supply Group, Inc. and will be retained by Sport Supply Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.